Exhibit 99.1

Drugs Made In America Acquisition Corp. Announces Pricing of $200,000,000 Initial Public Offering

January 27, 2025 – Fort Lauderdale, FL – Drugs Made In America Acquisition Corp. (Nasdaq: DMAAU) (the “Company”) announced today the pricing of its initial public offering of 20,000,000 units at $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “DMAAU” beginning January 28, 2025. Each unit consists of one ordinary share and one right to receive one-eighth (1/8) of an ordinary share upon the consummation of an initial business combination. Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on Nasdaq under the symbols “DMAA” and “DMAAR”, respectively. The underwriter has been granted a 45-day option to purchase up to an additional 3,000,000 units offered by the Company to cover over-allotments, if any. The offering is expected to close on January 29, 2025, subject to customary closing conditions.

Clear Street is acting as the sole book-running manager in the offering. Loeb & Loeb LLP is serving as legal counsel to the Company. Winston & Strawn LLP is serving as legal counsel to Clear Street.

A registration statement on Form S-1 (333-281170) relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and was declared effective on January 7, 2025, and a post-effective amendment to the registration statement was declared effective on January 27, 2025. The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from Clear Street, Attn: Syndicate Department, 150 Greenwich Street, 45th floor, New York, NY 10007, by email at ecm@clearstreet.io, or from the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Drugs Made In America Acquisition Corp.

The Company is a blank check company incorporated in the Cayman Islands as an exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses. It has not selected any specific business combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination. While the Company may pursue a business combination target in any business, industry or geographical location, it intends to focus its search for businesses in the pharmaceutical industry. The Company believes that it is possible to mitigate risks in the U.S. medical supply chain by investing in companies that will reduce America’s overreliance on production of pharmaceuticals from concentrated geographic regions through investments in strategic on-shoring of advanced domestic manufacturing technologies for critical drugs.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related preliminary prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, www.sec.gov.

Contact Information

Drugs Made In America Acquisition Corp.

1 East Broward Boulevard, Suite 700

Fort Lauderdale, FL 33301

Lynn Stockwell
Chief Executive Officer and Executive Chair
Email: executive@dmaacorp.com

Phone: (954) 870-3099